Exhibit 99.1

IAC REPORTS Q4 RESULTS

NEW YORK—February 8, 2006—IAC/InterActiveCorp (Nasdaq: IACI) reported Q4 2005 results today.

SUMMARY RESULTS

$  in millions (except per share amounts)

	Q4 2005	Q4 2004	Growth	FY 2005	FY 2004	Growth
Revenue	$1,792.3	$1,235.2	45%	$5,753.7	$4,188.3	37%

Operating Income Before Amortization	$276.4	$165.8	67%	$668.3	$421.6	59%
Adjusted Net Income	$180.1	$157.9	14%	$472.4	$370.7	27%
Adjusted EPS	$0.52	$0.41	24%	$1.33	$0.99	34%

Operating Income (Loss)	$200.1	$(84.3)	NM	$344.2	$(20.2)	NM
Net Income (Loss)	$113.1	$(45.9)	NM	$868.2	$151.8	472%
GAAP Diluted EPS	$0.33	$(0.13)	NM	$2.46	$0.41	502%

See reconciliation of GAAP to non-GAAP measures beginning on page 14.

Overall Highlights

•                  IAC delivered record results in Q4, with strong growth from most of the company’s established and earlier stage businesses, as well as contributions from recently acquired businesses.

•                  Operating Income Before Amortization margins increased by 200 basis points in Q4 versus the prior year period.

•                  IAC generated $702 million in Free Cash Flow during 2005, while net cash used in operating activities attributable to continuing operations of $72 million was adversely impacted primarily by tax payments related to the sale of our interests in VUE of $863 million, which is excluded from Free Cash Flow. (Please see page 14.)

•                  IAC repurchased 15.2 million shares of its common stock between October 1, 2005 and January 5, 2006, at an average price of $26.48, completing its prior authorization. IAC also announced that its Board of Directors authorized IAC to repurchase up to an additional 42 million shares of common stock.  (Please see page 9.)

•                  The comparison of Q4 and full year operating income and net income with the prior year period is affected by a goodwill impairment charge in Q4 2004. Full year 2005 net income benefited from gains from the sale of Euvia and VUE interests. (Please see page 8.)

Q4 Sector Highlights

•                  Retailing growth benefited from the inclusion of Cornerstone Brands, reflecting the company’s efforts to diversify and add depth to the sector’s offering through multiple channels, as well as strong online demand.  HSN’s revenue increased modestly, with its profits growing slightly faster, versus the year-ago period.

•                  Services results were led by a 24% increase in worldwide ticket sales in Ticketing and significant growth at LendingTree, particularly from closing loans in its own name.

•                  Media & Advertising results were led by the inclusion of Ask Jeeves, whose share of U.S. search queries was 6.3% in December, up 20% over the prior year period, growing fastest among the major search engines on a percentage basis, and down 1% from a seasonally strong September (source: comScore). Citysearch completed its first year of profitability and substantially grew unique users.

•                  Membership & Subscriptions growth was driven by a 21% increase in paid subscribers in Personals and improved results in Vacations. Performance in Discounts was disappointing during its seasonally important fourth quarter.

•                  IAC’s new Emerging Businesses include Pronto, a first-of-its kind desktop shopping comparison service, and Programming, which will encompass the company’s initiatives in the development, acquisition and distribution of multi-platform content.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

SECTOR RESULTS

Sector results for the fourth quarter ended December 31 were as follows ($ in millions):

	Q4 2005	Q4 2004	Growth
REVENUE
Retailing	$940.9	$660.3	42%
Services	475.5	326.4	46%
Media & Advertising	109.5	9.9	1011%
Membership & Subscriptions	261.8	242.4	8%
Emerging Businesses	10.3	4.7	121%
Other	(5.6)	(8.4)	33%
Total	$1,792.3	$1,235.2	45%

OPERATING INCOME BEFORE AMORTIZATION
Retailing	$110.3	$73.9	49%
Services	83.8	48.4	73%
Media & Advertising	20.3	(2.0)	NM
Membership & Subscriptions	89.9	79.9	13%
Emerging Businesses	(4.1)	0.7	NM
Corporate and other	(23.9)	(35.2)	32%
Total	$276.4	$165.8	67%

OPERATING INCOME (LOSS)
Retailing	$94.5	$60.4	57%
Services	67.6	(154.5)	NM
Media & Advertising	7.7	(2.1)	NM
Membership & Subscriptions	81.1	69.9	16%
Emerging Businesses	(4.3)	(2.8)	-55%
Corporate and other	(46.5)	(55.2)	16%
Total	$200.1	$(84.3)	NM

Please see discussion of financial and operating results beginning on page 3, and reconciliations to the comparable GAAP measures and further segment detail beginning on page 14.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

DISCUSSION OF FINANCIAL AND OPERATING RESULTS

RETAILING

	Q4 2005	Q4 2004	Growth
	$ in millions

Revenue
U.S.	$841.6	$562.9	50%
International	99.3	97.5	2%
	$940.9	$660.3	42%
Operating Income Before Amortization
U.S.	$104.3	$68.4	53%
International	6.0	5.6	7%
	$110.3	$73.9	49%
Operating Income
U.S.	$88.9	$55.1	61%
International	5.6	5.2	8%
	$94.5	$60.4	57%

U.S. Retailing growth was driven primarily by the inclusion of Cornerstone Brands, which was acquired in April 2005 and accordingly is not reflected in the prior year results, as well as strong online demand.  HSN overall experienced modest revenue growth, with higher sales in Ready-to-Wear, Home Fashions and Home Hard Goods but slightly lower sales in Jewelry. HSN’s average price point increased by 4% over the prior year period on steady unit volume, which was partially offset by a higher average return rate due to product mix shifts.  Although still in an early stage of integration, the sale of Cornerstone products through HSN channels nearly doubled from the third quarter.

U.S. Retailing profit margins improved slightly versus the year-ago period.  Operating efficiencies were partially offset by the inclusion of Cornerstone (catalogs have relatively higher operating expenses) as well as gross margin declines at HSN resulting primarily from increased shipping and handling promotions.

International Retailing revenue grew by 2%, or 11% excluding the impact of foreign exchange, due to an increase in online sales and growth in Household and Cosmetics, partially offset by higher return rates. Profits also benefited from lower depreciation expense. In addition, the prior year reflects a settlement received related to a receivable that had been previously written off.

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SERVICES

	Q4 2005	Q4 2004	Growth
	$ in millions
Revenue
Ticketing	$253.5	$188.9	34%
Lending	101.0	45.3	123%
Real Estate	14.6	12.2	19%
Teleservices	95.9	75.0	28%
Home Services	10.5	5.0	109%
	$475.5	$326.4	46%
Operating Income Before Amortization
Ticketing	$59.1	$38.3	54%
Lending	13.9	7.4	87%
Real Estate	(2.9)	(1.2)	-131%
Teleservices	11.6	3.8	207%
Home Services	2.1	0.1	2873%
	$83.8	$48.4	73%
Operating Income (Loss)
Ticketing	$51.8	$31.6	64%
Lending	8.7	1.1	717%
Real Estate	(5.6)	(3.7)	-51%
Teleservices	11.6	(181.0)	NM
Home Services	1.2	(2.5)	NM
	$67.6	$(154.5)	NM

Services results were driven by strong concert and sporting event sales in Ticketing and significant growth at LendingTree, particularly from closing loans in its own name.

Ticketing results were driven by a 24% increase in worldwide ticket sales and 6% higher average revenue per ticket in part due to a higher mix of live music and sporting events. Domestic revenue increased 31%, due to higher ticket volumes and higher average revenue per ticket. International revenue grew by 43%, or 49% excluding the impact of foreign exchange, due primarily to the purchase of the remaining interest in the Australian joint venture (April 2005) and higher ticket sales in Canada and the United Kingdom. International acquisitions represented 15% of Ticketing’s overall revenue growth. Profit margin growth was attributable to operational leverage resulting from increased ticket volumes, increased average revenue per ticket, and sales distribution efficiencies, partially offset by an increase in domestic ticket royalties.

Lending revenue benefited from a 23% increase in loan closings (in dollars) on a 50% increase in transmitted QFs, and to a greater extent, the sale into the secondary market of loans LendingTree has closed in its own name. Refinance mortgages performed strongly and increased as a percentage of revenue from the prior year. Revenue from home equity loans grew strongly over the prior year period, while home purchase loan revenue showed a more modest increase. Revenue growth was also driven by price increases on the LendingTree exchange during 2005.  Operating Income Before Amortization was impacted by an accrual related to an adverse legal judgment, partially offset by lower marketing expenses as a percentage of revenue. Operating income benefited from decreased amortization of intangibles related to acquisitions.

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SERVICES—continued

Prior to Q4 2005, certain direct origination and other processing costs associated with loans sold had been reported as operating expenses.  These costs are now reported as a reduction to revenue beginning in Q4 2005, and have been reclassified in earlier periods to conform to the new presentation.  There is no impact from this change to 2004 results, nor does it impact Operating Income Before Amortization or operating income for any period. The effect of this reclassification on a quarterly basis is presented as follows:

Lending

	2005
	Q1	Q2	Q3	Q4
	($ in millions)

Revenue, as originally reported	$94.0	$115.5	$142.8	$101.0
Reclassification	(22.0)	(30.1)	(33.4)	—
Revenue, as reclassified	$72.0	$85.4	$109.4	$101.0

Operating Income Before Amortization, as originally reported	$15.3	$20.9	$30.6	$13.9
Reclassification	—	—	—	—
Operating Income Before Amortization, as reclassified	$15.3	$20.9	$30.6	$13.9

Operating income, as originally reported	$5.8	$15.6	$25.3	$8.7
Reclassification	—	—	—	—
Operating income, as reclassified	$5.8	$15.6	$25.3	$8.7

Real Estate revenue growth primarily reflects a full quarter contribution of iNest, which was purchased on October 28, 2004. Excluding iNest, Real Estate revenue grew modestly despite higher marketing expenses reflecting in part the early stage development of products and strategies. Profits from iNest were more than offset by the higher marketing spending and startup costs in connection with the company’s anticipated launch of a brokerage business.

Teleservices results improved significantly versus a weak year-ago period due to higher revenue from both new and existing clients. Profits expanded from increased volume as global contact centers, including those added earlier in the year, became more optimally utilized. Additionally, results were favorably impacted by adjustments to certain benefit accruals in 2005. Operating income in the prior year period was adversely impacted by a goodwill impairment charge of $184.8 million.

Home Services benefited from increased customer service requests and a greater number of service providers in a seasonally weak quarter.

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MEDIA & ADVERTISING

	Q4 2005	Q4 2004	Growth
	$ in millions
Revenue	$109.5	$9.9	1011%
Operating Income Before Amortization	$20.3	$(2.0)	NM
Operating Income (Loss)	$7.7	$(2.1)	NM

Media & Advertising results were driven primarily by the inclusion of Ask Jeeves which was acquired in July 2005, and accordingly is not reflected in the prior year results. Ask Jeeves increased its share of U.S. search queries by 20% over the prior year period to 6.3% in December, but decreased slightly from 6.4% in a seasonally strong September 2005 (source: comScore). Completing its first year of profitability, Citysearch benefited from a substantial increase in unique users.

Ask Jeeves increased revenue by 9% as compared to its prior year period, largely attributable to search query growth in North America, partially offset by declines in the United Kingdom. Revenue was also impacted by a decrease in revenue per query due in part to traffic mix and the reduced monetization initiatives that began in August. Non-search advertising revenue also decreased. Profit margins at Ask Jeeves declined due to increased marketing expense and higher revenue share payments to third-party traffic sources.  The company expects to make increased investments in 2006 to help drive higher market share over the long-term.

MEMBERSHIP & SUBSCRIPTIONS

	Q4 2005	Q4 2004	Growth
	$ in millions
Revenue
Vacations	$63.9	$60.1	6%
Personals	68.2	50.9	34%
Discounts	130.5	132.0	-1%
Intra-sector Elimination	(0.7)	(0.7)	2%
	$261.8	$242.4	8%
Operating Income Before Amortization
Vacations	$25.3	$20.2	25%
Personals	15.4	7.2	113%
Discounts	49.3	52.5	-6%
	$89.9	$79.9	13%
Operating Income
Vacations	$19.0	$13.9	37%
Personals	14.4	5.4	165%
Discounts	47.7	50.7	-6%
	$81.1	$69.9	16%

Membership & Subscriptions growth was led by record revenue in Personals and improved performance in Vacations.  Discounts had disappointing results as its fundraising business struggled in its seasonally strongest quarter.

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MEMBERSHIP & SUBSCRIPTIONS—continued

Vacations revenue growth was driven by a 5% increase in members and 7% growth in confirmations.  Margins and profit growth were largely attributable to improved operating leverage in its call centers, enabled in part by an increase in online confirmations versus the prior year period.

Personals revenue growth was driven by a 21% increase in worldwide paid subscribers and higher package prices implemented in early 2005. International paid subscribers grew by 14% due to expansion in several markets, most notably Scandinavia, the United Kingdom and Latin America. Revenue and profit growth benefited from the increased marketing spending in the first half of 2005 relative to the first half of 2004. Profit growth in the quarter also benefited from improved operating leverage, offset in part by higher marketing spending. Furthermore, results in the prior year period were impacted by expenses associated with the elimination of certain non-core products.

Discounts results were impacted by disappointing local coupon book sales through schools and community groups. This impact was partially offset by higher online and direct sales due to increased advertising and promotional efforts.

OTHER ITEMS

Q4 Operating Income Before Amortization was also impacted by a 32% decrease in corporate and other expense to $23.9 million, primarily due to lower professional fees and the impact, in the prior year period, of intercompany eliminations related to discontinued operations.

The comparison of Q4 operating income with the prior year period was further impacted by a $185 million impairment charge related to Teleservices goodwill in Q4 2004, partially offset by higher amortization of intangibles and non-cash compensation primarily due to the acquisitions of Cornerstone and Ask Jeeves.

The comparison of Q4 other income is adversely impacted by $13.2 million in foreign exchange gains in the prior year period, lower interest income due to IAC’s sale of its interests in VUE in June 2005, and a $4.8 million loss in Q4 2005 reflecting changes in the fair value of the derivatives that were created in the Expedia spin-off. The derivatives relate to IAC’s obligation to deliver both IAC and Expedia shares upon the conversion of the Ask Jeeves notes and the exercise of certain IAC warrants. These declines were partially offset by an increase in the equity income of unconsolidated affiliates of HSN International.

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OTHER ITEMS—continued

Q4 net income growth was impacted by the above items, as well as the decreased contribution of discontinued operations primarily due to the inclusion of Expedia in the prior year period. Discontinued operations in the year-ago period also include a $33 million impairment charge related to TVTS.

Full year 2005 net income was favorably impacted by after-tax gains from the sale of IAC’s interests in VUE and the sale of Euvia of $322.1 million and $70.2 million, respectively, partially offset by lower interest income on the VUE securities. Net income was also impacted by a $62.8 million tax benefit recognized within discontinued operations related to the write-off of the Company’s investment in TVTS in the second quarter of 2005.

The effective tax rates for continuing operations and adjusted net income were 39% and 37% in Q4 2005, respectively.  The effective tax rates were higher than the statutory rate of 35% due principally to state taxes.  In addition, continuing operations was unfavorably impacted by non-deductible non-cash amortization.  In Q4 2004, IAC recorded a tax provision on continuing operations which represented an effective tax rate of 65%.  This tax provision was recorded despite a loss from continuing operations and is higher than the statutory rate due principally to the impairment of goodwill that is not deductible for tax purposes and state taxes, partially offset by the utilization of foreign tax credits.  In Q4 2004, the effective tax rate for adjusted net income was 25%, which is lower than the federal statutory rate due principally to the utilization of foreign tax credits, partially offset by state taxes.

LIQUIDITY AND CAPITAL RESOURCES

During 2005, $1.8 billion in cash was used to fund common share repurchases, including 14.3 million common shares at an average price of $26.34 during Q4.  Additionally, in connection with the sale of its interests in VUE in June 2005, IAC received 28.3 million IAC common shares (adjusted for the reverse stock split) as part of the consideration. Also, 13.1 million shares of preferred stock were put to and redeemed by IAC for $656 million in cash in connection with the spin-off.  On November 15, 2005, the Company’s obligation under the 1998 Senior Notes matured, and the principal amount at maturity of $360.8 million was paid.

As of December 31, 2005, IAC had approximately $2.6 billion in cash, restricted cash and marketable securities, $1.3 billion in debt and, excluding $362 million in LendingTree Loans debt that is non-recourse to IAC, $1.6 billion in pro forma net cash and marketable securities.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions).

	Shares	Avg. Strike / Conversion	As of 2/3/06	Dilution at:

Share Price			$27.83	$30.00	$35.00	$40.00	$45.00

Absolute Shares as of 2/3/06 (1)	320.1		320.1	320.1	320.1	320.1	320.1

RSUs and Other	6.7		6.7	6.7	6.7	6.7	6.7
Options	31.1	$19.90	8.3	8.7	9.6	10.3	10.8
Warrants	35.1	$27.88	5.0	5.4	7.8	10.3	13.0
Convertible Notes	1.7	$14.82	1.7	1.7	1.7	1.7	1.7

Total Treasury Method Dilution			21.7	22.6	25.8	29.0	32.2
% Dilution			6.3%	6.6%	7.5%	8.3%	9.1%
Total Treasury Method Diluted Shares Outstanding			341.8	342.7	346.0	349.1	352.3

(1) Includes 2.6 million shares issued in connection with the conversion of $68.2 million convertible notes between 1/1/06 and 2/3/06.

IAC today announced that its Board of Directors has authorized it to repurchase up to 42 million shares of its outstanding common stock. Under the new authorization, IAC may purchase shares over an indefinite period of time in the open market, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price, and future outlook.

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OPERATING METRICS

			Q4 2005	Q4 2004	Growth
RETAILING
Retailing - U.S.
Units shipped (mm)			15.5	11.7	32%
Gross profit %			38.8%	36.6%
Return rate			17.1%	15.8%
Average price point			$59.79	$52.10	15%
Internet %	(a	)	26%	18%
HSN total homes - end of period (mm)			89.3	85.7	4%
Catalogs mailed (mm)			110.3	18.3	502%

SERVICES
Ticketing
Number of tickets sold (mm)			31.9	25.7	24%
Gross value of tickets sold (mm)			$1,715	$1,288	33%

Lending
Transmitted QFs (000s)	(b	)	775.6	518.4	50%
Closings - units (000s)	(c	)	71.9	64.4	12%
Closings - dollars ($mm)	(c	)	$9,213	$7,483	23%

Real Estate
Closings - units (000s)			3.2	3.3	-1%
Closings - dollars ($mm)			$798	$778	2%

MEDIA & ADVERTISING
Ask Jeeves Revenue by traffic source (pro forma)
Proprietary			64.8%	66.3%
Network			35.2%	33.7%

MEMBERSHIP & SUBSCRIPTIONS
Vacations
Members (000s)			1,782	1,696	5%
Confirmations (000s)			193	181	7%
Share of confirmations online			22%	19%

Personals
Paid Subscribers (000s)			1,189.4	982.8	21%

(a)          Internet demand as a percent of total Retailing - U.S. demand excluding Liquidations and Services.

(b)         Customer “Qualification Forms” (QFs) transmitted to at least one exchange lender (including LendingTree Loans) plus QFs transmitted to at least one GetSmart lender.

(c)          Loan closings consist of loans closed by exchange lenders and directly by LendingTree Loans.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited; $ in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Product sales	$1,080,167	$795,855	$3,295,899	$2,469,151
Service revenue	712,152	439,332	2,457,772	1,719,128
Net revenue	1,792,319	1,235,187	5,753,671	4,188,279
Cost of sales-product sales	626,821	463,463	1,979,131	1,487,618
Cost of sales-service revenue	317,256	227,244	1,149,040	908,630
Gross profit	848,242	544,480	2,625,500	1,792,031

Selling and marketing expense	298,084	160,999	948,762	575,754
General and administrative expense	178,238	137,645	666,044	493,663
Other operating expense	35,266	23,994	122,851	87,254
Amortization of non-cash compensation expense	23,759	22,565	137,537	70,326
Amortization of cable distribution fees	19,218	16,153	70,401	69,232
Amortization of non-cash distribution and marketing expense	—	1	—	1,302
Amortization of intangibles	52,578	42,752	186,511	185,388
Depreciation expense	41,024	39,925	149,165	144,576
Goodwill impairment	—	184,780	—	184,780
Operating income (loss)	200,075	(84,334)	344,229	(20,244)

Other income (expense):
Interest income	17,428	48,669	132,503	183,106
Interest expense	(17,355)	(22,209)	(69,073)	(81,292)
Gain on sale of VUE	—	—	523,487	—
Equity in the income of VUE	—	4,895	21,960	16,188
Equity in the income of unconsolidated affiliates and other	4,826	21,059	38,579	34,534
Total other income, net	4,899	52,414	647,456	152,536

Earnings (loss) from continuing operations before income taxes and minority interest	204,974	(31,920)	991,685	132,292
Income tax expense	(79,417)	(20,657)	(391,069)	(74,266)
Minority interest in income of consolidated subsidiaries	(278)	(1,474)	(2,229)	(3,159)
Earnings (loss) from continuing operations	125,279	(54,051)	598,387	54,867
Gain on sale of Euvia, net of tax	(9,496)	—	70,152	—
Income (loss) from discontinued operations, net of tax	(2,716)	11,448	207,611	109,994
Earnings (loss) before preferred dividends	113,067	(42,603)	876,150	164,861
Preferred dividends	—	(3,264)	(7,938)	(13,053)
Net earnings (loss) available to common shareholders	$113,067	$(45,867)	$868,212	$151,808

Earnings (loss) per share
Basic earnings (loss) per share from continuing operations	$0.39	$(0.17)	$1.79	$0.12
Diluted earnings (loss) per share from continuing operations	$0.37	$(0.17)	$1.68	$0.11

Basic earnings (loss) per share	$0.35	$(0.13)	$2.64	$0.44
Diluted earnings (loss) per share	$0.33	$(0.13)	$2.46	$0.41

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IAC CONSOLIDATED BALANCE SHEET

(unaudited; $ in thousands)

	December 31, 2005	December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$987,080	$999,698
Restricted cash and cash equivalents	93,561	41,377
Marketable securities	1,488,058	2,409,745
Accounts and notes receivable, net	487,968	353,579
Loans available for sale, net	372,512	206,256
Inventories, net	337,186	240,917
Deferred income taxes	66,672	107,220
Other current assets	154,453	440,028
Current assets of discontinued operations	6,038	316,947
Total current assets	3,993,528	5,115,767

Property, plant and equipment, net	567,408	427,257

Goodwill	7,351,700	5,361,825
Intangible assets, net	1,558,188	1,054,302
Long-term investments	122,313	1,469,020
Preferred interest exchangeable for common stock	—	1,428,530
Other non-current assets	324,158	172,696
Non-current assets of discontinued operations	470	7,369,468
TOTAL ASSETS	$13,917,765	$22,398,865
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term obligations and short-term borrowings	$375,276	$562,953
Accounts payable, trade	327,147	259,510
Accounts payable, client accounts	269,344	176,921
Deferred revenue	123,267	99,258
Income tax payable	517,016	56,672
Other accrued liabilities	601,009	426,268
Liabilities held for sale	—	295,773
Current liabilities of discontinued operations	19,938	1,015,083
Total current liabilities	2,232,997	2,892,438

Long-term obligations, net of current maturities	959,410	796,715
Other long-term liabilities	222,558	101,332
Non-current liabilities of discontinued operations	928	423,521
Deferred income taxes	1,265,530	2,130,386
Common stock exchangeable for preferred interest	—	1,428,530
Minority interest	5,514	20,639

SHAREHOLDERS’ EQUITY
Preferred stock	—	131
Common stock	399	3,485
Class B convertible common stock	32	323
Additional paid-in capital	14,341,668	14,062,605
Retained earnings	128,076	2,428,760
Accumulated other comprehensive income	26,073	81,051
Treasury stock	(5,260,422)	(1,966,053)
Note receivable from key executive for common stock issuance	(4,998)	(4,998)
Total shareholders’ equity	9,230,828	14,605,304
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,917,765	$22,398,865

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IAC CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited; $ in thousands)

	Twelve Months Ended December 31,
	2005	2004
Cash flows from operating activities attributable to continuing operations:
Earnings before preferred dividends	$876,150	$164,861
Less: discontinued operations, net of tax	(277,763)	(109,994)
Earnings from continuing operations	598,387	54,867
Adjustments to reconcile earnings from continuing operations to net cash (used in) provided by operating activities attributable to continuing operations:
Depreciation and amortization of intangibles	335,676	329,964
Goodwill impairment	—	184,780
Amortization of non-cash compensation expense	137,537	70,326
Amortization of cable distribution fees	70,401	69,232
Amortization of non-cash distribution and marketing expense	—	1,302
Deferred income taxes	(1,068,829)	(10,585)
Gain on sale of VUE	(523,487)	—
Equity in income of unconsolidated affiliates, including VUE, net of dividends	(44,346)	(31,867)
Non-cash interest income	(17,573)	(41,703)
Minority interest in income of consolidated subsidiaries	2,229	3,159
Increase in cable distribution fees	(24,011)	(20,093)
Changes in current assets and liabilities:
Accounts and notes receivable	(60,562)	(33,455)
Loans available for sale	(166,256)	(24,243)
Inventories	1,816	(23,019)
Prepaids and other assets	(34,139)	(5,713)
Accounts payable and accrued liabilities	606,566	(78,365)
Deferred revenue	33,557	28,487
Funds collected by Ticketmaster on behalf of clients, net	70,889	15,335
Other, net	9,849	15,247
Net cash (used in) provided by operating activities attributable to continuing operations	(72,296)	503,656
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(693,388)	(234,743)
Capital expenditures	(241,469)	(167,790)
Purchase of marketable securities	(2,158,694)	(3,368,128)
Proceeds from sale of marketable securities	3,124,145	2,647,501
(Increase) decrease in long-term investments and notes receivable	(32,363)	13,284
Proceeds from sale of VUE	1,882,291	—
Proceeds from sale of Euvia	183,016	—
Other, net	21,934	7,839
Net cash provided by (used in) investing activities attributable to continuing operations	2,085,472	(1,102,037)
Cash flows from financing activities attributable to continuing operations:
Borrowings	80,000	—
Increase in warehouse loans payable	162,839	25,201
Principal payments on long-term obligations	(400,200)	(1,479)
Purchase of treasury stock	(1,848,258)	(430,295)
Issuance of common stock, net of withholding taxes for stock options	(19,887)	147,283
Redemption of preferred stock	(655,727)	—
Preferred dividends	(9,569)	(13,053)
Other, net	(14,528)	8,689
Net cash used in financing activities atrributable to continuing activities	(2,705,330)	(263,654)
Total cash used in continuing operations	(692,154)	(862,035)
Net cash provided by operating activities attributable to discontinued operations	753,658	736,692
Net cash (used in) provided by investing activities attributable to discontinued operations	(1,236)	350,395
Net cash (used in) provided by financing activities attributable to discontinued operations	(45,738)	5,639
Total cash provided by discontinued operations	706,684	1,092,726
Effect of exchange rate changes on cash and cash equivalents	(27,148)	9,390
Net (decrease) increase in cash and cash equivalents	(12,618)	240,081
Cash and cash equivalents at beginning of period	999,698	759,617
Cash and cash equivalents at end of period	$987,080	$999,698

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

(unaudited; in millions)

	Twelve Months Ended December 31,
	2005	2004
Net cash (used in) provided by operating activities attributable to continuing operations	$(72.3)	$503.7
Increase in warehouse loans payable	162.8	25.2
Capital expenditures	(241.5)	(167.8)
Tax payments related to the sale of VUE interests	862.6	—
Preferred dividends paid	(9.6)	(13.1)
Free Cash Flow	$702.1	$348.0

For the twelve months ended December 31, 2005, consolidated Free Cash Flow increased by $354 million due primarily to higher earnings, lower cash taxes paid (other than the taxes paid on the VUE gain), and an increase in Ticketing client cash, partially offset by higher capital expenditures. Free Cash Flow includes an increase in warehouse loans payable in Lending, which is offset by an increase in loans held for sale.  IAC excludes cash tax payments related to the sale of its interests in VUE in the determination of Free Cash Flow because the proceeds on the sale are excluded from cash provided by operating activities and therefore are not in Free Cash Flow. Ticketing client cash contributed $70.9 million to the change in operating cash flows, versus $15.3 million in the prior year, mostly due to Ticketing’s domestic operations and in part due to the purchase by Ticketing of the remaining interest in its Australian joint venture (April 2005).

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(unaudited; in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Diluted earnings (loss) per share	$0.33	$(0.13)	$2.46	$0.41
GAAP diluted weighted average shares outstanding	344,004	347,246	356,618	371,211
Net earnings (loss) available to common shareholders	$113,067	$(45,867)	$868,212	$151,808
Amortization of non-cash compensation	23,759	22,565	137,537	70,326
Amortization of non-cash distribution and marketing expense	—	1	—	1,302
Amortization of intangibles	52,578	42,752	186,511	185,388
Goodwill impairment	—	184,780	—	184,780
Equity in the income of VUE	—	(4,895)	(21,960)	(16,188)
Net other (income) expense related to fair value adjustment on derivatives	4,826	—	(4,574)	—
Gain on sale of VUE	—	—	(523,487)	—
Gain on sale of Euvia, net of tax	9,496	—	(70,152)	—
Discontinued operations, net of tax	2,716	(11,448)	(207,611)	(109,994)
Impact of income taxes and minority interest	(27,071)	(33,282)	106,743	(96,720)
Interest on convertible notes	767	—	1,179	—
Preferred dividends	—	3,264	—	—
Adjusted Net Income	$180,138	$157,870	$472,398	$370,702

Adjusted EPS weighted average shares outstanding	349,530	380,528	355,961	374,761

Adjusted EPS	$0.52	$0.41	$1.33	$0.99

GAAP Basic weighted average shares outstanding	320,654	347,246	329,459	347,989
Options, warrants and restricted stock, treasury method	19,077	—	19,367	23,222
Conversion of convertible preferred and convertible notes (if applicable)	4,273	—	7,792	—
GAAP Diluted weighted average shares outstanding	344,004	347,246	356,618	371,211

Pro forma adjustments	—	—	—	—
Options, warrants and RS, treasury method not included in diluted shares above	—	19,335	—	—
Impact of restricted shares and convertible preferred and notes (if applicable), net	5,526	13,947	(657)	3,550
Adjusted EPS shares outstanding	349,530	380,528	355,961	374,761

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding as compared with shares outstanding for GAAP purposes, which includes RSUs on a treasury method basis.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC RECONCILIATION OF DETAILED SEGMENT RESULTS TO GAAP Q4 AND YTD

(unaudited; $ in millions; rounding differences may occur)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenue
Retailing:
U.S.	$841.6	$562.9	$2,671.0	$1,905.9
International	99.3	97.5	379.9	342.0
Total Retailing	940.9	660.3	3,050.9	2,247.9
Services:
Ticketing	253.5	188.9	950.2	768.2
Lending	101.0	45.3	367.8	159.3
Real Estate	14.6	12.2	57.6	30.4
Teleservices	95.9	75.0	337.4	293.9
Home Services	10.5	5.0	41.0	6.9
Total Services	475.5	326.4	1,753.9	1,258.8
Media & Advertising	109.5	9.9	213.5	30.5
Membership & Subscriptions:
Vacations	63.9	60.1	272.8	256.8
Personals	68.2	50.9	249.5	198.0
Discounts	130.5	132.0	219.0	217.9
Intra-sector elimination	(0.7)	(0.7)	(1.5)	(1.3)
Total Membership & Subscriptions	261.8	242.4	739.8	671.5
Emerging Businesses	10.3	4.7	29.9	6.6
Other	(5.6)	(8.4)	(34.2)	(27.0)
Total Revenue	$1,792.3	$1,235.2	$5,753.7	$4,188.3

Operating Income Before Amortization
Retailing:
U.S.	$104.3	$68.4	$276.6	$194.7
International	6.0	5.6	5.8	4.3
Total Retailing	110.3	73.9	282.3	199.0
Services:
Ticketing	59.1	38.3	218.7	164.3
Lending	13.9	7.4	80.6	26.1
Real Estate	(2.9)	(1.2)	(16.7)	(4.6)
Teleservices	11.6	3.8	22.6	17.1
Home Services	2.1	0.1	11.2	0.3
Total Services	83.8	48.4	316.5	203.1
Media & Advertising	20.3	(2.0)	30.5	(13.3)
Membership & Subscriptions:
Vacations	25.3	20.2	110.7	90.2
Personals	15.4	7.2	47.9	27.6
Discounts	49.3	52.5	17.5	22.0
Total Membership & Subscriptions	89.9	79.9	176.2	139.8
Emerging Businesses	(4.1)	0.7	(12.7)	(1.1)
Corporate Expense and other	(23.9)	(35.2)	(124.4)	(105.9)
Total Operating Income Before Amortization	$276.4	$165.8	$668.3	$421.6

Amortization of Non-Cash Items
Retailing:
U.S.	$15.5	$13.2	$59.9	$52.9
International	0.3	0.3	1.3	1.3
Total Retailing	15.8	13.6	61.2	54.2
Services:
Ticketing	7.3	6.8	28.7	26.4
Lending	5.2	6.4	25.4	21.7
Real Estate	2.8	2.5	12.8	7.3
Teleservices	—	184.8	—	184.8
Home Services	0.9	2.5	2.3	2.5
Total Services	16.3	202.9	69.3	242.7
Media & Advertising	12.6	0.2	22.8	33.8
Membership & Subscriptions:
Vacations	6.3	6.3	25.2	25.2
Personals	1.0	1.8	3.8	8.7
Discounts	1.6	1.8	6.4	8.0
Total Membership & Subscriptions	8.8	9.9	35.4	41.9
Emerging Businesses	0.2	3.4	0.6	3.9
Corporate Expense and other	22.7	20.1	134.8	65.2
Total amortization of non-cash items	$76.3	$250.1	$324.0	$441.8

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC RECONCILIATION OF DETAILED SEGMENT RESULTS TO GAAP—continued

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Operating Income (Loss)
Retailing
U.S.	$88.9	$55.1	$216.7	$141.7
International	5.6	5.2	4.5	3.0
Total Retailing	94.5	60.4	221.1	144.7
Services:
Ticketing	51.8	31.6	189.9	137.9
Lending	8.7	1.1	55.3	4.4
Real Estate	(5.6)	(3.7)	(29.5)	(12.0)
Teleservices	11.6	(181.0)	22.6	(167.7)
Home Services	1.2	(2.5)	8.9	(2.2)
Total Services	67.6	(154.5)	247.2	(39.6)
Media and Advertising	7.7	(2.1)	7.7	(47.1)
Membership & Subscriptions:
Vacations	19.0	13.9	85.5	65.0
Personals	14.4	5.4	44.1	18.8
Discounts	47.7	50.7	11.2	14.0
Total Membership & Subscriptions	81.1	69.9	140.8	97.9
Emerging Businesses	(4.3)	(2.8)	(13.3)	(5.0)
Corporate Expense and other	(46.5)	(55.2)	(259.3)	(171.2)
Total operating income (loss)	200.1	(84.3)	344.2	(20.2)
Total other income, net	4.9	52.4	647.5	152.5
Earnings (loss) from cont. operations before income taxes and min. int.	205.0	(31.9)	991.7	132.3
Income tax expense	(79.4)	(20.7)	(391.1)	(74.3)
Minority interest	(0.3)	(1.5)	(2.2)	(3.2)
Earnings (loss) from continuing operations	125.3	(54.1)	598.4	54.9
Gain on sale of Euvia, net of tax	(9.5)	—	70.2	—
Discontinued operations, net of tax	(2.7)	11.4	207.6	110.0
Earnings (loss) before preferred dividends	113.1	(42.6)	876.2	164.9
Preferred dividends	(0.0)	(3.3)	(7.9)	(13.1)
Net earnings (loss) available to common shareholders	$113.1	$(45.9)	$868.2	$151.8

Supplemental: Depreciation expense
Retailing
U.S.	$10.5	$11.4	$40.9	$42.2
International	1.2	2.6	6.7	10.3
Total Retailing	11.7	14.0	47.6	52.5
Services:
Ticketing	9.2	9.7	36.7	33.4
Lending	1.6	0.6	5.5	2.7
Real Estate	0.4	0.3	1.2	0.9
Teleservices	3.8	4.0	15.2	17.7
Home Services	0.3	0.1	1.0	0.2
Total Services	15.4	14.8	59.6	54.8
Media and Advertising	6.3	1.3	13.2	4.1
Membership & Subscriptions:
Vacations	2.1	2.1	7.4	8.5
Personals	1.8	4.8	8.2	14.8
Discounts	1.3	1.1	4.8	3.7
Total Membership & Subscriptions	5.1	8.0	20.3	27.0
Emerging Businesses	0.2	0.1	0.4	0.2
Corporate Expense and other	2.4	1.7	8.0	5.9
Total depreciation expense	$41.0	$39.9	$149.2	$144.6

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

DEFINITIONS OF NON-GAAP MEASURES

Operating Income Before Amortization is defined as operating income excluding: (1) amortization of non-cash compensation, distribution and marketing expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions, if applicable, and (4) one-time items, if applicable.  We believe this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses.  Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation, non-cash marketing expense, and acquisition-related accounting.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net income available to common shareholders excluding, net of tax and minority interest, (1) amortization of non-cash compensation, distribution and marketing expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions, if applicable, (4) equity income or loss from IAC’s 5.44% interest in VUE and gain on the sale of IAC’s interest in VUE, (5) non-cash income or expense reflecting changes in the fair value of the derivatives created in the Expedia spin-off as a result of both IAC and Expedia shares being issuable upon the conversion of the Ask Jeeves notes and the exercise of certain IAC warrants, (6) one-time items, if applicable and (7) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by weighted fully diluted shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants per the treasury stock method and include all shares relating to restricted stock/share units (“RSU”) in shares outstanding for Adjusted EPS.  This differs from the GAAP method for including RSUs, which treats them on a treasury method basis.  In addition, convertible instruments are assumed to be converted in determining shares outstanding for Adjusted EPS, if the effect is dilutive.  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, including preferred dividends received from VUE, less capital expenditures and preferred dividends paid by IAC. For purposes of Free Cash Flow, we also include changes in warehouse loans payable in Lending due to the close connection that exists with changes in loans held by sale which are included in cash provided by operations. In addition, Free Cash Flow excludes the tax payments related to the sale of IAC’s interests in VUE due to the exclusion of the proceeds on the sale from cash provided by operating activities. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account cash movements that are non-operational. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

We endeavor to compensate for the limitations of the non-GAAP measures presented by also providing the comparable GAAP measures, GAAP financial statements, and descriptions of the reconciling items and adjustments, to derive the non-GAAP measures.  For IAC’s Principles of Financial Reporting, an explanation of why we believe these non-GAAP measures are useful to investors and management, please refer to IAC’s website at www.iac.com/investors.htm.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

OTHER INFORMATION

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the company’s Q4 financial results and certain forward-looking information on Wednesday, February 8, 2006, at 11:00 a.m. Eastern Time (ET).  The live audiocast is open to the public at www.iac.com/investors.htm.

ADDITIONAL INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to IAC’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements that use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “believes” and similar expressions.  These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in the forward-looking statements included in this press release for a variety of reasons, including, among others: changes in economic conditions generally or in any of the markets or industries in which IAC’s businesses operate, changes in senior management at IAC and/or its businesses, the rate of growth of the Internet, the e-commerce industry and broadband access, the rate of online migration in the various markets and industries in which IAC’s businesses operate, technological changes, regulatory changes, changes in the interest rate environment or a slowdown in the domestic housing market, consumer acceptance of new products and services, changes in the advertising market and the ability of IAC to expand successfully in international markets. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors also could have a material adverse effect on IAC’s business, financial condition and results of operations. In light of these risks and uncertainties, the forward-looking statements discussed in this press release may not occur. Accordingly, readers should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release. IAC does not undertake to update these forward-looking statements.

About IAC/InterActiveCorp

IAC operates leading and diversified businesses in sectors being transformed by the internet, online and offline... our mission is to harness the power of interactivity to make daily life easier and more productive for people all over the world. To view a full list of the companies of IAC please visit our website at http://iac.com

Contact Us

IAC Investor Relations

Roger Clark / Eoin Ryan

(212) 314-7400

IAC Corporate Communications

Andrea Riggs / Martha Negin

(212) 314-7280 / 7253

IAC/InterActiveCorp

152 West 57th Street, 42nd Floor New York, NY 10019  212.314.7300 Fax 212.314.7309  http://iac.com

*    *    *

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT